Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Merchants Bancorp (the “Company”) on Form S-3 of our report dated March 15, 2019, on our audits of the consolidated financial statements of the Company as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018. We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana

December 30, 2019